                                                                    Exhibit 10.8

DATED                                                                       1998
--------------------------------------------------------------------------------

                      GRAND METROPOLITAN ESTATES LIMITED

                                   -   and -

                GRAND METROPOLITAN INFORMATION SERVICES LIMITED

                                    -and -

                        AIRSPAN COMMUNICATIONS LIMITED



                           AGREEMENT FOR UNDERLEASE

                                     -of-
                     Oxford and Cambridge Houses, Uxbridge

                            TAYLOR JOYNSON GARRETT
                                   Carmelite
                            50 Victoria Embankment
                                  Blackfriars
                                London EC4Y 0DX

Tel No: 0171-353 1234.
Fax No: 0171-936 2666
DX: 41 LONDON

THIS AGREEMENT FOR UNDERLEASE is made on                                   1998
BETWEEN

(1) GRAND METROPOLITAN ESTATES LIMITED (Company Number: 367551) whose registered office is situate at 8 Henrietta Place, London W1M 9AG ("GME");

(2) GRAND METROPOLITAN INFORMATION SERVICES LIMITED (Company Number: 1064476) whose registered office is at 8 Henrietta Place, London W1M 9AG ("GMI"); and

(3) AIRSPAN COMMUNICATIONS LIMITED (Company Number: 03501881)whose registered office is at 5 New Square, Feltham, Middlesex TWl4 8HA (the "Tenant").

AGREED TERMS

1.  Interpretation

     1.1 In this Agreement the following words and expressions shall where the context admits have the following meanings:

     "Building Contract" means the building contract to be entered into between the Tenant and the Project Managers pursuant to .clause 2 in respect of the Works together with any further contract or contracts from time to time entered into by the Tenant and the Project Managers supplemental thereto;

     "Cambridge House Bank Guarantee" means the deed of guarantee to be issued by Lloyds Bank plc in the form annexed in schedule 1;

     "Cambridge House Deed of Indemnity" means a deed of indemnity to be made between GMI (1) and the Tenant (2) in the form annexed in schedule 2;

     "Cambridge House Premises" means all those premises as are more particularly defined in the Cambridge House Underlease;

     "Cambridge House Underlease" means an underlease of the Cambridge House Premises to be made between GMI (1) and the `Tenant (2) in the form annexed in schedule 3;

     "Certificate of Practical Completion" means the certificate of practical completion to be issued by the Project Managers pursuant to the Building Contract certifying practical completion of the Works in accordance with the terms of this Agreement and the expression "Practical Completion" shall be construed accordingly;

     "Completion Date" means ten Working Days after the latest of:

     (a) the issue of the Certificate of Practical Completion;
     (b) completion of the Works in accordance with the terms of this Agreement; and
     (c) the issue of the Qualified Notice of Satisfaction;

     "Contribution" means a payment or payments to be made by GME on behalf of GME and GMI to the Tenant as its contribution to the cost of the Dilapidation Works in an aggregate sum of THREE HUNDRED AND FIFTY THOUSAND POUNDS ((Pounds)350,000.00) exclusive of Value Added Tax;

     "Defects Liability Period" means the period of 12 :months commencing upon the issue of the Certificate of Practical Completion;

     "Dilapidation Works" means the works more particularly described in a fax dated 6 November 1998 from Catherine Corcoran of Diageo plc a copy of which is annexed in schedule 4;

     "Force Majeure" means:

     (a) fire storm tempest and other extreme adverse weather conditions war hostilities rebellion revolution insurrection military or usurped power civil war labour lock-outs strike and other industrial disputes riot commotion disorder decree of government non-availability of material or equipment or utilities (save if and to the extent that non-availability could have been avoided by the exercise of reasonable foresight); or

     (b) any other cause or circumstance provided that each and every such cause or circumstance:

     (i) adversely affects the performance ,of the terms and provisions of this Agreement; and/or

     (ii)  cannot reasonably be avoided or provided against; and/or

     (iii) is not due to the willful or deliberate act default or negligent act or omission of the Tenant or the Project Managers,

     PROVIDED ALWAYS that only a cause or circumstance which may entitle the Project Managers to an extension of time under the Building Contract shall be a circumstance of force majeure;

     "GM's Representative" means Bob Bird of William Martin & Partners, Greencoat House, Francis Street, Victoria, London SW1P 1DH or such other firm of surveyors as may be appointed by GME and/or GMI from time; to time to monitor the carrying out of the Works;

     "GM's Solicitors" means the firm of solicitors acting for both GME and GMI which firm shall be Taylor Joynson Garrett of Carmelite 50 Victoria Embankment Blackfriars London EC4Y 0DX (Ref: JDW) or such other firm of solicitors from time to time appointed by GME and/or GMI and of whose appointment the Tenant shall be notified in writing by GME and/or GMI;

     "Insolvency Event" means in relation to the Tenant if any one or more of the following events has occurred:

     (a) a voluntary arrangement is made under Part I of the Insolvency Act 1986 (hereinafter referred to as the "Act"); or

     (b) a petition is presented for an Administration Order or an Administration Order is made under Part II of the Act; or

     (c) a receiver or manager is appointed whether under Part III of the Act (including an administrative receiver) or otherwise; or

     (d) a petition is presented or an order is made for its winding up or it goes into liquidation as defined in Section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent); or

     (e)  a provisional liquidator is appointed under Section 135 of the Act;

     "Interim Valuation Statement" means a monthly' statement prepared by the Project Managers setting out in respect of the period to which the statement relates:

     (a) the value of all interim certificates issued under the Building Contract less retentions held;

     (b) the value of all properly submitted fee invoices received from the Project Managers;

     (c) the value of any retentions released under the Building Contract or fee invoices;

     "Landlord" means Louisville Investments (Uxbridge) Limited whose registered office is situate at Nations House, 103 Wigmore Street, London W1H 9AB and includes its successors in title and assigns;

     "Leases" means together the Oxford House Underlease and the Cambridge House Underlease;

     "Licenses for Alterations" means together the licenses for alterations pursuant to the Cambridge House Underlease and the Oxford House Underlease to be made between the Landlord (1) GME or GMI (as appropriate) (2) and the Tenant (3) in the form of licenses annexed in schedule 5;

     "National Conditions" means the National Conditions of Sale (Twentieth Edition);

     "Necessary Consents" means all planning consents and all other permissions licenses and approvals under the Town and Country Planning Acts the Public Health Acts and all other statutes and regulations building regulation consents bye law approvals and all other authorization certificates consents approval.,; and licenses of whatsoever nature from whomsoever the same may be required which may be applicable to or requisite for the carrying out and completion of the Works and which expression shall include all amendments and variations made thereto from time to time;

     "Notice of Completion of Making Good Defects" the notice issued by GM s Representative at the expiry of the Defects Liability Period pursuant to the provisions of this Agreement;

     "Oxford House Bank Guarantee" means the deed of guarantee to be issued by Lloyds Bank plc in the form annexed in schedule 6;

     "Oxford House Premises" means all those premises as are more particularly defined in the Oxford House Underlease;

     "Oxford House Underlease" means an underlease of the Oxford House Premises to be made between GME (1) and the Tenant (2) in the form annexed in schedule 7;

     "Parking Spaces" means the parking spaces edged blue on the plan annexed in schedule 8;

     "Plans" the plans sections elevations specifications and descriptions of the works to be carried out annexed in schedule 9 and shall include any plans elevations specifications or descriptions of the works to be carried out which are approved prior to clause 2.9;

     "Planning Permission" means the planning permission to be granted pursuant to an application to be made by the Tenant on the basis of plan number Aair 10/00/DT 08/B -27.09.98 which is annexed in schedule 9;

     "Premises" means together the Cambridge House Premises and the Oxford House Premises;

     "Prescribed Rate" means 4% above the base rate from time to time of National Westminster Bank Plc;

     "Project Managers" means Morgan Lovell of Ascot House, Finchampstead Road, Wokingham, Berks;

     "Qualified Notice of Satisfaction" a notice to be issued by GM's Representative confirming that the Works have been completed in accordance with this Agreement subject to the matters mentioned in such notice;

     "Rent Commencement Date" means ____________________ 1998;

     "Retention" means the sum of SEVENTEEN THOUSAND FIVE HUNDRED POUNDS ((Pounds)17,500) together with value added tax :thereon;

     "Site" means all that piece or parcel of land (and buildings and constructions thereon) known as Oxford and Cambridge Houses Oxford Road Uxbridge as the same is for the purpose of identification only shown edged red on the plans annexed to the Cambridge House Underlease and the Oxford House Underlease and the Parking Spaces;

     "Target Date" means a date which is six months after the date of this Agreement;

     "Tenant's Solicitors" means Hudson Freeman & Berg of 94 Gloucester Place, London W1H HEE (Ref: Simon Freeman) or such other firm of solicitors-from time to time appointed by the Tenant and of whose appointment GM's Solicitors shall be notified in writing by the Tenant;

     "Title Documents" means the title deeds and documents supplied by GM's Solicitors to the Tenant's Solicitors;

     "Working Day" means any day except Saturday Sunday and bank or other, public holidays in England; and

     "Works" means the works set out in the Plans which for the avoidance of doubt includes the Dilapidation Works.

2.   Works

     2.1  The Tenant will not enter into the Building Contract without:

     (a) the prior written consent of GME and GMI (such consent not to be unreasonably withheld or delayed); and

     (b) first producing evidence to GME and GMI that the Project Managers has in force insurance at a level acceptable to GME and GMI in respect of death of or injury or illness or disease to third parties and/or loss of or damage to third party property obstruction loss of amenities trespass nuisance or any like cause.

     2.2 The Tenant will supply to GME and GMI a certified copy of the completed Building Contract within 7 Working Days of completion of such Building Contract.

     2.3 To the extent that the Building Contract has not been completed prior to the date of this Agreement the Tenant undertakes to enter into the Building Contract as soon as practicable and in any event before the Completion Date and to supply the original or a certified copy (as appropriate) of the Building Contract to GME and GMI within 7 Working Days of completion of the same.

     2.4  The Tenant shall indemnify and keep indemnified GME and GMI against
          any breach   non-observance or non-performance by the Tenant and/or
          the Project Managers of all obligations on the part of the Tenant and the Project: Managers contained in the Building Contract.

     2.5 The Tenant shall not appoint new Project Managers in connection with the Works unless such new appointment has first been approved in writing by GME and GMI; and

     2.6 The Tenant shall within one month of the issue of the Qualified Notice of Satisfaction supply to GME and GMI two complete sets of maintenance manuals and plans and specifications relating to the Works as constructed by the Tenant.

     2.7 GME GMI and the Tenant hereby acknowledge that the Landlord has not yet given its consent to the Plans.

     2.8 Notwithstanding clause 2.7 GME and GMI will allow the Tenant into occupation pursuant to clause 7.1 but subject always to the terms of this Agreement.

     2.9 GME and GMI shall continue to use reasonable endeavours to obtain the consent of the Landlord to the Plans but if the Landlord shall properly refuse consent to any matter contained or referred to in the Plans the Plans shall be amended and resubmitted to GME and GMI in duplicate for approval in writing by GME GMI and the Landlord and this process shall be repeated as often as may be necessary until such Plans are so approved in writing.

     2.10 To the extent that any part or parts of the Works have been carried out pursuant to the Plans to which the Landlord has properly refused consent such part or parts of the Works shall be reinstated by the Tenant to the satisfaction of the Landlord GME and GMI and carried out by the Tenant in accordance with the amended Plans approved by GME GMI and the Landlord prior to clause 2.9.

     2.11 The Tenant shall indemnify GME GMI and the Landlord from and against all damages losses expenses liability and costs in respect of actions suits claims and demands whatsoever by reason of or arising in any way directly or indirectly out of the execution of any part or parts of the Works to which the Landlord shall properly refuse consent, any failure of the Tenant to reinstate and to carry out the Works pursuant to clause 2.10 in accordance with the amended Plans approved by

          GME GMI and the Landlord pursuant to clause 2.9 or any other breach of the terms of this Agreement.

3.   Building Obligations and Necessary Consents

     The Tenant hereby further AGREES AND UNDERTAKES with GME and GMI as follows:

     (a) to design or to procure that the designs contained in the Plans are prepared with all reasonable skill and care in accordance with the standards of appropriately qualified professional designers;

     (b) following commencement of the Works to carry out or to procure that the Project Managers carry out the Works with all due diligence and expedition in a good and workmanlike manner with good quality materials of the several kinds specified in the Plans and in accordance with the terms of the Building Contract and the Tenant further warrants to GME, and GMI that it will exercise all reasonable Skill and care in the performance of its obligations under this Agreement;

     (c) to commence the Works as soon as reasonably practicable following the date of this Agreement and to carry out and complete the same so that the Target Date is achieved in accordance with and pursuant to the terms of this Agreement and in accordance with the Plans the Planning Permission and all conditions attaching thereto all Necessary Consents and all statutes and any enforceable codes of practice of the local authority which may affect the execution and completion of the Works;

     (d)  from and after the date of this Agreement until the earliest of:

          (i)  the Completion Date; or

          (ii) the date upon which GME or GMI terminates this Agreement, to pay all rates taxes and outgoings duties charges and other impositions whether Parliamentary or otherwise lawfully assessed charged or payable in respect of the Site or the Works or part thereof respectively or on or by the owner or occupier thereof;

     (e) to obtain at its own cost and expense and comply with all Necessary Consents necessary to comply with the obligations of `the Tenant hereunder (including but without prejudice to the generality of the foregoing consents under the building regulations) and to give all necessary and usual notices under all relevant statutes regulations or bye-laws including where necessary in the Tenant's reasonable discretion or whenever GME or GMI reasonably so requires appealing against the decision of any authority and pursuing such applications or appeals and the Tenant shall send copies of' all Necessary Consents to GME and GMI within five Working Days of receipt of the same;

     (f) from the date of this Agreement up to and including the Completion Date at all times to comply and to require the occupants of the Site to comply with all Acts of Parliament statutory instruments regulations bye-laws directions orders and notices and to comply with the lawful requirements of all authorities affecting the Site or the Works (including without: prejudice to the generality of the foregoing all requirements in order to enable fire certificates to be granted) or otherwise relating to the carrying out by the Tenant of its obligations under this Agreement and to indemnify GME and GMI fully in respect of any breach of this provision;

     (g) to use all reasonable endeavours to procure that all Necessary Consents are preserved for the benefit of the Site and to procure that so far as applicable such consents remain in full force and effect during the course of the Works;

     (h) prior to the commencement of any Works on the Site by the Tenant and during the currency of such Works where reasonably necessary or where reasonably required by GME and GMI to erect hoardings and canopies the details of which shall be first approved by GME and GMI (such approval not to be unreasonably withheld or delayed) and at all times to maintain such hoardings and canopies in adequate condition to the reasonable satisfaction of GME and GMI and/or any statutory undertaking and generally to keep the Site adequately secure at all times;

     (i) to use all reasonable endeavours to procure that all works on the Site are carried out in accordance with all requirements of the local authority or any other statutory authority or body and in such a manner as to cause no nuisance to any owners or occupiers of any adjoining or neighbouring premises and to indemnify and keep indemnified GME and GMI against any losses to GME and GMI occasioned by any claims or proceedings brought by any party against GME and/or GMI caused directly or indirectly by the Works;

     (j) to indemnify GME and GMI in respect of any claim against GME and/or GMI arising as a result of any obstruction to the use of any adjoining roads or pavements caused during the course of the Works;

     (k) as soon as practicable to rectify any defect in the Works notified to it in writing by GME and/or GMI during the Defects Liability Period;

     (l) not to deposit or make up manufacture or permit to be deposited made up or manufactured upon the Site any materials except such as shall be required for the Works and regularly to remove all superfluous materials rubbish and debris and to do all cleansing of adjoining highways or roads resulting from the Works and as may be required by GME and GMI and on the Completion Date (or earlier if GME and/or GMI shall terminate, this Agreement for any reason) to remove from the Site all unused materials and rubbish whatsoever;

     (m) as from the date of this Agreement the Tenant shall indemnify GME and GMI from and against all damages losses expenses liability and costs in respect of actions suits claims and demands whatsoever by reason of or arising in any way directly or indirectly out of the execution of the Works;

     (n) from and after the date of this Agreement to effect or cause to be effected adequate third party and public liability insurance in respect of the Works with an insurance fund or with underwriters of repute approved by GME and GMI in a sum of not less than on any one claim five million pounds ((Pounds)5,000,000) and shall produce a copy of such policy to GME and GMI on demand together with evidence of payment of the current premiums in respect thereof;

     (o) not to do or suffer or knowingly suffer to be done anything which may render the policy or policies of insurance effected by GME and GMI in respect of the Works or the Site void or voidable or without GME and GMI's prior written approval cause the premium for such policy or policies to be increased;

     (p) if any delay in Commencing or completing any part of the Works shall arise from Force Majeure to give written notice to GME and GMI of the cause of the delay as soon as possible and then the Target Date shall be revised by agreement between GME GMI and the Tenant and failing agreement the revised Target Date shall be determined by the Independent Person (as hereinafter defined) pursuant to clause 15 who shall have regard to such extension of time for the completion of the Works as shall be fair and reasonable having regard to the circumstances;

     (q) If the Works are construction work covered by the Construction (Design and Management) Regulations (the "CDM Regulations") the Tenant shall:

          (i)    comply with its duties under the CDM Regulations;

          (ii) ensure that any person owing duties under the CDM Regulations complies with the same;

          (iii) prior to commencement of the Works make a declaration to the Health and Safety Executive in accordance with Regulation 4 of the CDM Regulations stating that it shall be the only client in respect of such work;

          (iv) at any time make the health and safety file available for inspection and forthwith upon receipt of a request from GME and/or GMI produce a copy of the same; and

          (v) produce to GME and/or GMI on demand such information as GME and/or GMI shall reasonably require to:

                 (A) demonstrate compliance wilt the CDM Regulations; and

                 (B) enable GME and/or GMI to update the health and safety file relating to the Oxford House Premises and/or the Cambridge House Premises;

     (r) to carry out the Works in accordance with all requirements of the Landlord;

     (s) not to carry out any part of the Works requiring Planning Permission until the Planning Permission has been obtained and a copy has been delivered to GME GMI and GM's Representative.

4.   Insurance of the Site and the Works

     GME GMI and the Tenant hereby respectively agree as follows:

     (a)  from commencement of the execution of the Works until the earliest of:

          (i)  the date of issue of the Certificate of Practical Completion; or

          (ii) the date upon which GME and GMI shall terminate this Agreement, the Tenant shall insure or procure that the Works are insured and kept insured with an insurance fund or with underwriters of repute approved by GME and GMI with the interest of GME and GMI noted on the policy in a sum which in the opinion of GME and GMI is sufficient to cover the cost of completely reinstating the Works in the event of total destruction together with all fees and other expenses incidental thereto against loss or damage by fire storm flood tempest (including lightning) impact from vehicles explosion aircraft in peacetime and articles dropped therefrom riot malicious damage war hostilities rebellion revolution civil commotion and earthquake (fire and shock) terrorism (so long as terrorism cover is available) and such other risks as GME and GMI shall reasonably require and the Tenant shall pay or cause to be paid all premiums and other money necessary for that purpose and to procure the production to GME and GMI on request of a copy of the policy or policies for such insurance or the appropriate extracts therefrom and evidence of payment of the current premiums;

     (b) from the date of this Agreement GME and GMI (as appropriate) shall comply with their respective obligations as landlord in clauses 7 of the Leases;

     (c) in the event of damage or destruction of the Works arising out of the occurrence of any insured risk mentioned in clause 4(a) above'

          (i) the amount owed by GME and GMI to the Tenant in respect of the Contribution as at the date of such destruction or damage shall be deemed to have been reduced by an amount equivalent to the value of that element of the Works which has been destroyed or damaged as certified by all Interim Valuation Certificates issued prior to the date of such destruction or damage and as approved by GM's Representative pursuant to clause 17; and

          (ii) the Tenant shall forthwith (subject to receipt of all Necessary Consents) lay out all insurance monies received in respect of such destruction or damage in reinstatement of the Works (making up any shortfall out of its own pocket).

5.  Works Progress Reports and Interim Valuation Statements

     The Tenant hereby further AGREES with GME and GMI as follows:

     (a) to provide to GM's Representative such evidence as it shall reasonably require concerning the progress of the Works and to supply GM's Representative with copies of the following documents if and when the same shall be issued:

          (i)    monthly progress reports;

          (ii) minutes of meetings between the Project Managers and the Tenant;

          (iii) at least 5 Working Days notification of all site meetings relating to the Works and the facility to attend if desired;

          (iv) copies of all instructions and notices issued by the Project Managers;

     (b) the Tenant shall submit to GM's Representative on the last day of every month after the date of this Agreement the Interim Valuation Statement together with evidence to the reasonable satisfaction of GM's Representative that the sums set out therein have been paid by the Tenant together with relevant dates of payment to the Project Managers.

6.   Deleterious Materials

     6.1 The Tenant hereby warrants and represents to GME and GMI that the Project Managers have not specified and will not specify to be used will not use and have not used in the Works:

          (a) materials or substances or any combination thereof generally known in the United Kingdom at the time of specification to be deleterious to the safety performance or durability of the Works or the health and safety of any person or damaging to the environment including any material or substance or any combination thereof used otherwise than in accordance with British Standards and Codes of Practice or the recommendations of' the Building Research Establishment; and

          (b) any deleterious materials referred to or specified in the Building Contract.


     6.2 The Tenant further warrants that it has exercised and will exercise all reasonable skill and care to see that no such materials or substances have been specified for use or used in the Works by others.

7.   License

     7.1 From the date of this Agreement until completion of the. Leases or termination of this Agreement (whichever is the earlier) GME and GMI confirm that the Tenant has license to enter onto the Site for the purpose of carrying out the Works on the terms and conditions herein mentioned but so that the Tenant shall have no other or additional interest in the Site pursuant to this Agreement (save such as will arise upon the grant of the Leases).

     7.2 A license fee will be payable by the Tenant to GME and GMI respectively under this Agreement until the completion of the Leases or termination of this Agreement (whichever is the earlier) in an amount equivalent to the Basic Rent (as such expression is defined in the Cambridge House Underlease) and the rent firstly reserved under the Oxford House Underlease payable pursuant to the Cambridge House Underlease and the Oxford House Underlease respectively but subject at all times to the provisions of the Cambridge House Deed of Indemnity such license fee to be payable quarterly in advance on the usual quarter days the first payment being a proportionate sum in respect of the period from the Rent Commencement Date `to the next following quarter day to be made on the Rent Commencement Date.

     7.3 A license fee will be payable by the Tenant to GME and GMI respectively under this Agreement until the completion of the Leases or termination of this Agreement (whichever is the earlier) in an amount equivalent to the Insurance Rent (as such expression is defined in each of the Leases) and the additional rent (determined in accordance with clause 4 in each of the Leases) payable pursuant to each of the Leases upon the days and in the manner stated in the Leases as if the Leases had been completed.

8.   Inspection

     8.1 At all times during the execution of the Works GME GMI and GM's Representative shall have the right:

          (a) to enter upon the Site at all reasonable tiptoes on giving (save in the case of emergency) not less than 48 hours prior notice to view the state of the Works in progress to ascertain generally that the covenants agreements conditions and stipulations in this Agreement and in the Building Contract have been and are being duly observed and performed;

          (b)  to make representations to the Tenant regarding the Works;

          (c) to require the Tenant to have any materials and workmanship provided in relation to the Works tested; and

     (d) to require the Tenant to procure the remedy forthwith of any non-observance or non-performance of any such covenants agreements and stipulations found upon such inspection and upon default by the Tenant in remedying or procuring the remedy of any such defect in the Works GME and GMI may enter upon the Site or any part thereof and any buildings thereon for the purpose of protecting repairing and maintaining the Site or the Works or removing any work or item which contravenes the terms of this Agreement and all expenses of so doing shall be paid by the Tenant to GME and GMI on demand as a liquidated debt together with interest at the Prescribed Rate from the date of expenditure to the date of payment.

     8.2 Notwithstanding any rights of inspection or testing herein contained or the exercise of such rights by GME and/or GMI neither GME nor GMI nor anyone acting on their respective behalves shall be liable to the Tenant hereunder and the Tenant shall not be relieved or excused of any liability or responsibility hereunder.

9.  Qualified Notice of Satisfaction and Defects Liability Period

     GME and GMI and the Tenant agree with each other as follows:

     (a) the Tenant shall procure that GM's Representative be given at least ten Working Days notice of the intention of the Project Managers to inspect the Works with a view to the issue of the Certificate of Practical Completion under the Building Contract and GM's Representative shall be entitled to accompany the Project Managers upon their tour of inspection for that purpose to the intent that GM's Representative may have an opportunity of making its views known to the Project

          Managers verbally on the occasion of such inspection and in writing to the Tenant within ten Working Days of such inspection;

     (b) following the occasion of an inspection taking place with the intention of issuing the Certificate of Practical Completion under the Building Contract GM's Representative shall issue to the Tenant within ten Working Days of such inspection (if GM's Representative is satisfied that the works under the Building Contract have been completed in accordance with the terms of the Building Contract and this Agreement) the Qualified Notice of Satisfaction and GME and GMI shall release 50% of the Retention within 10 Working Days of the date of issue of such Qualified Notice of Satisfaction subject to the matters contained in such notice;

     (c) if the Qualified Notice of Satisfaction is not issued GM's Representative shall give a written statement of reasons within ten Working Days of such inspection to the Tenant stating why the same should not be issued;

     (d) in the event that GM's Representative refuses to issue the Qualified Notice of Satisfaction the Tenant shall within a reasonable time carry out any further works as may be necessary to allow GM's Representative to issue the same and the procedure set out in clauses 9(a) to 9(c) (inclusive) hereof shall be repeated as many times as may be necessary to enable GM's Representative to issue the same;

     (e) following the issue by GM's Representative of the Qualified Notice of Satisfaction the Tenant shall at its own cost and expense procure the remedy of all matters contained in the Qualified Notice of Satisfaction to the satisfaction of

          GM's Representative within one month of the date of issue of the Qualified Notice of Satisfaction;

     (f) if the Tenant shall fail to carry out any remedial works identified in the Qualified Notice of Satisfaction within a reasonable time after issue of the Qualified Notice of Satisfaction then GME and/or GMI shall be entitled to enter and carry out such works and the cost of such works shall be payable by the Tenant to GME and GMI on demand as a debt together with interest at the Prescribed Rate from the date of expenditure to the date of payment;

     9.2 At least fifteen Working Days prior to the expiry of any Defects Liability Period GM's Representative shall inspect the Works with a view to issuing the relevant Notice of Completion of Making Good Defects.

     9.3 (a) When GM's Representative is satisfied that any defects in the Works which have arisen during any Defects Liability Period have been remedied or otherwise dealt with as specified in clause 3(k) to his satisfaction he shall issue a Notice of Completion of. Making Good Defects and GME and GMI shall release the balance of the Retention within 10 Working Days of the issue of the Notice of Completion of Making Good Defects;

          (b) If GM's Representative is not so satisfied he shall give a written statement of reasons why a Notice of Completion of Making Good Defects cannot be issued and the Tenant shall procure that such defects be remedied or otherwise dealt with pursuant to clause 3(k) such that the relevant Notice of Completion of Making Good Defects may be issued and the procedure set out in this clause shall be repeated as many times as may be necessary to enable GM's Representative to issue the relevant Notice of Completion of Making Good Defects.

     9.4 If the Tenant shall fail to procure the remedy of or otherwise deal with the defects as aforesaid under this clause within a reasonable time GME and/or GMI shall be entitled:

          (a) to enter and carry out such works as may be reasonably necessary in respect thereof and the cost of such works shall be payable by the Tenant to GME and GMI on demand as a debt together with interest at the Prescribed Rate from the date of expenditure to the date of payment; and

          (b) to retain the balance of Retention and shall not be obliged to pay the same to the Tenant.

10.  Terms of the Lease

     10.1 The term of each of the Leases shall commence; on the quarter day immediately preceding the grant of the Leases.

     10.2 Payment of the Basic Rent (as such expression is defined in the Cambridge Lease) and the rent firstly reserved under the Oxford Lease payable under the Cambridge Lease and the Oxford Lease respectively but subject at all times to the provisions of the Cambridge House Deed of Indemnity shall commence on the Rent Commencement Date.

     10.3 Payment of the Insurance Rent (as such expression is defined in each of the Leases) and the additional rent (determined in accordance with clause 4 in each of the Leases) payable under each of the Leases shall commence on the date of this Agreement.

     10.4  Nothing in this clause 10 shall prejudice the provisions of clause 7.


11.  Completion

     11.1 GM's Solicitors shall prepare the engrossed Leases and shall deliver the same to the Tenant's Solicitors `with five Working Days of [he issue of the Qualified Notice of Satisfaction.

     11.2 (a) GME and GMI shall on or before the Completion Date duly execute the original Oxford House Underlease and Cambridge House Underlease.

          (b) The Tenant shall on or before the Completion Date duly execute the counterpart Oxford House Underlease and Cambridge House Underlease.

     11.3 Upon the Completion Date each of the parties to this Agreement agrees with the other that the following shall occur:

          (a) GME shall grant and the Tenant shall accept the Oxford House Underlease and simultaneously GMI shall grant and the Tenant shall accept the Cambridge House Underlease;

          (b) GM's Solicitors shall deliver the original Oxford House Underlease and Cambridge House Underlease to the Tenant's

               Solicitors and the Tenant's Solicitors shall deliver the counterpart Oxford House Underlease and Cambridge House Underlease to GM's Solicitors; and

          (c) the Tenant shall deliver the counterpart Licenses for Alterations to GM Solicitors duly executed and shall release the Licenses for Alterations to GM Solicitors for completion at will.

12.  Title

     The Tenant's Solicitors having been supplied with copies of the Title Documents the Tenant shall accept the grant of the Leases with full knowledge of all matters contained in such documents and shall make no requisition or objection in respect of them or in any way relating to them.

13.  National Conditions

     The National Conditions of Sale Twentieth Edition shall apply to this Agreement in so far as they are not inconsistent with the terms of this Agreement.

     14.  Forfeiture

          Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to GME and GMI:

          (a) if the Tenant shall fail to perform and observe any covenants agreements stipulations or conditions on its part in this Agreement; or

          (b) if in relation to the Tenant an Insolvency Event occurs; or

          (c) if the Target Date occurs prior to the issue of the Qualified Notice of Satisfaction; or

          (d) if the Tenant shall suspend the execution of the Works for a period in excess of two months other than for a reason which constitutes Force Majeure,

               THEN and in any such case GME and GMI shall have full right liberty and power at any time thereafter:

               (i) to determine this Agreement by service of written notice on the Tenant to that effect and this Agreement shall thereupon immediately determine but without prejudice to any right of action or other remedy by any party against another party;

               (ii) to enter the Site and complete tire Works and five Working
                    Days following completion of the Works by GME and GMI the Completion Date shall occur and the parties shall complete the documentation provided for in clause 11 of this Agreement;

               (e) if the Landlord shall enter the Site and complete the Works pursuant to the terms of this clause the cost of so doing shall at the option of GME and GMI either:

                    (i) be paid by the Tenant to GME and GMI as a debt payable on demand together with interest at the Prescribed Rate from the date of expenditure to the date of payment; or

                    (ii) be deducted from the amount of the Contribution owed by
                         GME and GMI to the Tenant pursuant to the Interim Valuation Statements issued prior to the date of such entry by GME and/or GMI.

15.  Disputes

     15.1 If any dispute or difference shall arise between GME GMI and the Tenant as to their respective rights duties and obligations hereunder or as to any matter arising out of or in connection with the subject matter of this Agreement (other than any dispute or difference with regard to the meaning or construction of this Agreement) then (unless this Agreement otherwise expressly provides) any party at any time by giving written notice to the other ("Determination Notice") may :refer the dispute or difference for determination to an independent person ("Independent Person") who shall have been qualified in respect of the general subject matter of the dispute or difference for not less than ten years and who shall be a specialist in relation to such subject matter.

     15.2 The Independent Person shall be appointed by agreement between GME GMI and the Tenant or if within three Working Days after service of the Determination Notice they are unable to agree then on the application of any party to such one of the following persons as shall be agreed to be appropriate having regard to the nature of the dispute or difference in question:

          (a) the Chairman for the time being of the Bar Council;

          (b) the President for the time being of the Royal Institute of British Architects;

          (c) the President for the time being of the Royal Institution of Chartered Surveyors;

          (d) the President for the time being of the Institute of Chartered Accountants;

          (e) the President for the time being of the Institution of Civil Engineers or (in each such case) the duly appointed deputy of such President or any other person authorized by him to make appointments on his behalf.

     15.3 Any dispute or difference arising between GME GMI and the Tenant as to:

          (a) the meaning or construction of this Agreement; and

          (b) whether a particular dispute or difference should be dealt with under clause 15.1 and which classification applies under clause 15.2,

     shall be referred to an independent solicitor or barrister of not less than ten years' admission or call agreed between GME GMI and the Tenant or failing such agreement within three Working Days of such dispute or difference arising nominated at the request of either party by the President for the time being of the Law Society or his duly appointed deputy or any other person authorized by him to make appointments on his behalf.

     15.4 The Independent Person shall act as an expert and the following provisions shall have effect:

          (a) his decision shall be final and binding upon the parties hereto;

          (b) the Independent Person shall consider (inter alia) any written representations and cross representations and supporting evidence made on behalf of GME and GMI or the Tenant (if made reasonably promptly) but shall not be bound thereby;

          (c) GME GMI and the Tenant shall use all reasonable endeavours to procure that the Independent Person shall give his decision as speedily as possible and such decision shall be in writing accompanied by reasons;

          (d) the costs of appointing the Independent Person and his costs and disbursements in connection with his duties under this Agreement shall be shared between the parties in such proportions as the Independent Person shall determine or in the absence of such determination equally between the parties.

     15.5 Where the Independent Person dies refuses to act or is unable to act or fails to proceed with reasonable speed to discharge his duties the procedure contained in this clause 15 for the appointment of the Independent Person may be repeated as often as necessary until a decision is obtained.

16.  Notices

     Any notices requiring to be served by any party hereunder shall be deemed to be validly served if sent by prepaid recorded delivery post:

     (a) in respect of the Tenant addressed to Tenant at its registered office for the time being;

     (b) in respect of GME and GMI if sent to Jill Skidmore of GME at 106 Oxford Road, Uxbridge, Middlesex UB8 1NA; and

     (c) in respect of GM's Representative if sent to Bob Bird at William Martin & Partners of Greencoat House, Francis Street, Victoria, London SW1P 1DH.

17.  Payment of Landlord's Contribution to the Works

     17.1 The Tenant shall not more frequently than monthly deliver the Interim Valuation Statement to GME and GMI with a copy to GM's Representative within 5 Working Days of receipt of the same from the Project Managers.

     17.2 GM's Representative shall approve or disapprove in writing the Interim Valuation Statement within five Working Days of receipt of the same from the Tenant.

     17.3 If GM's Representative shall disapprove the Interim Valuation Statement he shall give written notice to the Tenant specifying the reasons for such disapproval and the Tenant shall return to GM's Representative appropriate corrections or amendments to the Interim Valuation Statement within five Working Days after the date of receipt of such notice.

     17.4 If GM's Representative shall still decline to approve the Interim Valuation Statement as corrected or amended GM's Representative shall within 5 Working Days after the date of the receipt of such corrections or amendments, give written notice to the Tenant specifying the reasons for such disapproval in which event any party may at any time thereafter refer the matter or matters in dispute to the

          Independent Person for determination in accordance with the provisions of clause 15.

     17.5 GME shall (subject to receiving a valid VAT invoice from the Tenant addressed to GME) on behalf of itself and GMI pay the amount sated in the Interim Valuation Statement or the amount determined by the Independent Person pursuant to clause 17.4 (whichever is applicable) within 5 Working Days of the earliest of:

          (a) approval in writing of the Interim Valuation Statement by GM's Representative; and

          (b) determination by the Independent Person in accordance with clause 17.4.

     17.6 The aggregate of the payments made under clause 17.5 shall not exceed the Contribution less the Retention.

18.  Bank Guarantee

     On the date of this Agreement the Tenant will deliver the completed Oxford House Bank Guarantee to GME and the completed Cambridge House Bank Guarantee to GMI.

19.  Value Added Tax

     Any sums mentioned in this Agreement shall be deemed to be exclusive of Value Added Tax and each party shall be entitled to charge any Value Added Tax properly payable on any supply made by that party in connection with this Agreement and Value Added Tax shall be payable in addition at the appropriate rate by the party receiving the supply upon production of a valid Value Added Tax invoice.

20.  General Provisions

     20.1 Notwithstanding the occurrence of the Completion Date or completion of the Leases pursuant to clause 26 this Agreement shall remain in full force and effect in respect of any matter which remains to be carried out observed or completed by any party and the terms and conditions of this Agreement shall continue to apply thereto.

     20.2 The Tenant agrees with GME and GMI that it will not assign charge or part with interest under this Agreement or any part thereof or undertake so to do.

     20.3 It is acknowledged by the Tenant that in relation to this Agreement the Tenant has not acted or relied on any representations made by or on behalf of GME and/or GMI except those made in writing by GM's Solicitors in response to written enquiries submitted by the Tenant's Solicitors.

     20.4 This Agreement constitutes the entire contract between the parties.

21.  Paragraph Headings

     The headings to the clauses and the schedules hereto shall be of no force or effect and shall not affect the construction hereof.

22.  Jurisdiction

     The parties hereto agree that this Agreement shall be subject to the jurisdiction and laws of England.

23.  Schedules

     This Agreement incorporates the schedules bound separately and signed by the parties as being referred to herein.

24.  Perpetuity

     For the avoidance of doubt the Perpetuity Period for the purposes of this Deed is 21 years.

25.  Dilapidations

     25.1 The parties acknowledge that the Premises are not currently in the state of repair required under the terms of the superior lease of the Cambridge House Premises and the superior lease of the Oxford House Premises and the parties further acknowledge that such superior leases impose a full repairing obligation on GMI and GME respectively.

     25.2 The parties have agreed that the Tenant will carry out the Dilapidation Works on behalf of GME and GMI and GME and GMI have agreed[ to reimburse the Tenant in respect of such Dilapidation Works by payment of the Contribution.


26.  Early Completion

     26.1 Notwithstanding clause 11 of this Agreement, GME and GMI shall be entitled to serve written notice on the Tenant requiring it to complete the Leases prior to the Completion Date.

     26.2 Five working days following the date of issue of the written notice referred to in clause 26.1 GME shall grant and the Tenant shall accept the Oxford House

          Underlease and simultaneously GMI shall grant and the Tenant shall accept the Cambridge House Underlease.

27.  Rent Deposit

     27.1 In the event that a demand is made by GMI under the Cambridge House Bank Guarantee and/or by GME under the Oxford House Bank Guarantee GMI and/or GME shall pay the amount equal to the product of the total liability under the relevant bank guarantee less the amount demanded under the relevant bank guarantee into the relevant Account (as such expression is defined in the rent deposit deeds dated today's date in respect of Oxford House and Cambridge House respectively.

     27.2 In the event that GME and/or GMI serve written notice on the Tenant determining this Agreement GME and/or GMI shall send a copy of such written notice to Lloyds Bank Plc at the address for service stated in the relevant bank guarantee.

28.  Confidentiality

     28.1 The parties agree that except where such disclosure is required in order to comply with the requirements of this agreement or of any statutory or other competent authority none of them shall disclose to any third party details of this agreement but this clause shall not prevent the GME GMI or the Tenant from disclosing the contents of this Agreement-to their respective professional advisers or bankers or any associated company.

     28.2 Where such disclosure is required for the reasons specified in clause
          28.1 the person or body to whom details are disclosed shall be made aware of the confidential nature of this agreement and shall be put under an obligation to keep such information confidential and not to disclose details to any other person or body.

     28.3 No announcement of the conclusion of this agreement shall be made unless it has been mutually agreed by the parties.

AS WITNESS whereof the parties hereto have executed this Agreement as a deed the day and year first before written.

THE COMMON SEAL of GRAND            )
METROPOLITAN ESTATES LIMITED        )
was affixed in the presence of:     )

                                    Director

                                    Director/Secretary

THE COMMON SEAL of GRAND            )
METROPOLITAN INFORMATION            )
SERVICES LIMITED was affixed in the )
presence of:                        )

                                    Director

                                    Director/Secretary


THE COMMON SEAL of AIRSPAN          )
COMMUNICATIONS LIMITED was          )
affixed in the presence of:         )

                                    Director

                                    Director/Secretary